UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported):  May 3, 2007


                            AMERICAN CONSUMERS, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


            Georgia                  0-5815               58-1033765
            -------                  ------               ----------
        (State or other           (Commission          (I.R.S. Employer
          jurisdiction            File Number)        Identification No.)
       of incorporation)


  55 Hannah Way, Rossville, Georgia                                 30741
--------------------------------------------                        -----
  (Address of principal executive offices)                        (zip code)


Registrant's telephone number, including area code:  (706) 861-3347


                                       N/A
       ------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 3, 2007, American Consumers, Inc. (the "Company") and Gateway Bank and Trust Company (the "Lender") entered into a new $980,000 credit facility and related security documents. This new credit facility replaced the Company's former credit facilities with Northwest Georgia Bank, effective as of May 3, 2007.

The new facility consists of two components. The first of these is a 60-month term loan in the amount of $180,000, with interest at an annual rate equal to the Wall Street Journal prime rate (8.25% as of the execution date), subject to a minimum annual interest rate of 6.0%. The proceeds of the term loan were used to retire the remaining $134,788.85 balance on an existing term note payable to Northwest Georgia Bank incurred in December 2003 to finance the addition of the Company's eighth grocery store, with the remaining $45,211.15 being utilized to pay closing costs and for working capital.

The second component of the new credit facility is an $800,000 revolving line of credit, with a term of 12 months, pursuant to which the Company is required to make monthly interest only payments on the outstanding balance, and to repay outstanding principal and accrued interest by May 3, 2008, provided that the Company remains in compliance with the terms of the loan. Borrowings under the revolving line of credit also bear interest at an annual rate equal to the Wall Street Journal prime rate, subject to a minimum annual interest rate of 6.0%. The line of credit contains a borrowing base provision which limits the maximum outstanding indebtedness to forty percent (40%) of the value of the Company's inventory, as measured on a quarterly basis. At closing on May 3, 2007, the Company borrowed $509,650.13 under the line of credit, $504,350.13 of which was utilized to pay off the outstanding principal balance plus accrued interest under the Company's prior line of credit with Northwest Georgia Bank and the remainder of which was utilized to pay closing costs and for working capital. An additional $290,349.87 was available to be borrowed under the new revolving line of credit as of May 3, 2007. The Company generally will utilize the proceeds from additional borrowings under the line of credit to fund working capital requirements, including inventory purchases.

At closing, the Company paid an origination fee equal to 0.60% of the total facility amount ($5,880) to the Lender plus other closing costs ($520) for a total of $6,400.00. Borrowings under both the new term loan and the revolving line of credit are collateralized by a security interest in the Company's $300,000 certificate of deposit with Northwest Georgia Bank (which will be moved to the Lender at the next maturity date) and by a security interest in substantially all of the Company's accounts receivable, inventory, machines and equipment, furniture and fixtures, and proceeds of the foregoing, as well as by personal guarantees of the Company's President and CEO and its Executive Vice President and CFO. Both loans under the new credit facility include affirmative and negative covenants and Events of Default which are customary for this type of indebtedness. Included within the foregoing are provisions which generally prohibit the payment of any dividends on the Company's stock and limit the Company's ability to make new capital expenditures without the consent of the Lender (subject to an exception for the incurrence of any new indebtedness in an amount less than $50,000).

The foregoing description of the new term loan, the new revolving line of credit and the related security documents is qualified by reference to the full text of the documents, which are filed as exhibits to this report.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information reported above under Item 1.01 of this Report is incorporated herein by reference.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

The following Exhibits are filed pursuant to Item 9 of this Report:

Exhibit No.     Description
-----------     -----------

   10.1 Commitment Letter between the Company and Gateway Bank and Trust Company, dated as of March 16, 2007. Filed herewith.

   10.2 Business Loan Agreement and Promissory Note between the Company and Gateway Bank and Trust Company, dated as of May 3, 2007, for $180,000 Term Loan. Filed herewith.

   10.3 Commercial Security Agreement between the Company and Gateway Bank and Trust Company for $180,000 Term Loan, dated as of May 3, 2007. Filed herewith

   10.4 Assignment of Deposit Account between the Company and Gateway Bank and Trust Company for $180,000 Term Loan, dated as of May 3, 2007. Filed herewith.

   10.5 Business Loan Agreement and Promissory Note between the Company and Gateway Bank and Trust Company, dated as of May 3, 2007, for $800,000 Revolving Line of Credit. Filed herewith.

   10.6 Commercial Security Agreement between the Company and Gateway Bank and Trust Company for $800,000 Revolving Line of Credit, dated as of May 3, 2007. Filed herewith.

   10.7 Assignment of Deposit Account between the Company and Gateway Bank and Trust Company for $800,000 Revolving Line of Credit, dated as of May 3, 2007. Filed herewith.

   10.8 Letter Agreement, dated as of May 3, 2007, between the Company and Gateway Bank and Trust Company. Filed herewith.


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
                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 9, 2007     AMERICAN CONSUMERS, INC.


                            By:  /s/ Michael A. Richardson
                               -----------------------------
                               Michael A. Richardson
                               Chief Executive Officer

                            By:  /s/ Paul R. Cook
                               -----------------------------
                               Paul R. Cook
                               Chief Financial Officer